TORCHMARK CORPORATION REPORTS
First Quarter 2019 Results

McKinney, TX, April 17, 2019—Torchmark Corporation (NYSE: TMK) reported today that for the quarter ended March 31, 2019, net income was $1.65 per diluted common share, compared with $1.49 per diluted common share for the year-ago quarter. Net operating income for the quarter was $1.64 per diluted common share, compared with $1.47 per diluted common share for the year-ago quarter.

HIGHLIGHTS:

•	Net income as an ROE was 12.9%. Net operating income as an ROE excluding net unrealized gains on fixed maturities was 14.7%.

•
Life underwriting margin at Globe Life Direct Response increased over the year-ago quarter by 11% and American Income Exclusive Agency and Liberty National Exclusive Agency both increased over the year-ago quarter by 10%.

•	Health underwriting margin at Family Heritage Exclusive Agency increased over the year-ago quarter by 14%.

•	Life premiums increased over the year-ago quarter by 7% at American Income Exclusive Agency and health premiums increased over the year-ago quarter by 8% at Family Heritage Exclusive Agency.

•	Net life sales at Liberty National Exclusive Agency increased over the year-ago quarter by 8% and net health sales at Liberty National Exclusive Agency increased over the year-ago quarter by 12%.

•	1.1 million shares of common stock were repurchased during the quarter.

FINANCIAL SUMMARY
Quarter End
(Dollar amounts in millions, except per share data)
(Unaudited)

Net operating income, a non-GAAP(1) financial measure, has been used consistently by Torchmark’s management for many years to evaluate the operating performance of the Company, and is a measure commonly used in the life insurance industry. It differs from net income primarily because it excludes certain non-operating items such as realized investment gains and losses and certain significant and unusual items included in net income. Management believes an analysis of net operating income is important in understanding the profitability and operating trends of the Company’s business. Net income is the most directly comparable GAAP measure.

	Per Share Quarter Ended			Quarter Ended
	March 31,			March 31,
	2019	2018	% Chg.	2019	2018	% Chg.
Insurance underwriting income(2)	$1.56	$1.37	14	$174.8	$160.3	9
Excess investment income(2)	0.58	0.53	9	65.6	61.9	6
Parent company expense	(0.02)	(0.02)		(2.6)	(2.3)
Income tax	(0.41)	(0.37)	11	(46.6)	(42.8)	9
Stock compensation benefit (expense), net of tax	(0.06)	(0.04)		(6.4)	(5.0)
Net operating income	1.64	1.47	12	184.7	172.2	7

Reconciliation to net income (GAAP):
Reconciling items, net of tax:
Realized Gain (Loss)—Investments	0.01	0.01		1.1	1.5
Part D adjustments—discontinued operations	—	—		—	(0.1)
Administrative settlements	—	—		(0.4)	—
Net income(3)	$1.65	$1.49		$185.3	$173.6

Weighted average diluted shares outstanding (in thousands)	112,329	116,750
(1) GAAP is defined as accounting principles generally accepted in the United States of America.
(2) Definitions included within this document.
(3) A GAAP-basis consolidated statement of operations is included in the appendix of this report.

Note: Tables in this news release may not sum due to rounding.

FINANCIAL SUMMARY, (continued)
Management vs. GAAP Measures
(Dollar amounts in millions, except per share data)
(Unaudited)

Shareholders' equity, excluding net unrealized gains on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates associated with the available-for-sale portfolio. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.

	March 31,
	2019	2018
Net income as an ROE(1)	12.9%	11.5%
Net operating income as an ROE (excluding net unrealized gains on fixed maturities)	14.7%	14.6%

Shareholders' equity	$6,043	$5,820
Impact of adjustment to exclude net unrealized gains on fixed maturities	(969)	(1,067)
Shareholders' equity, excluding net unrealized gains on fixed maturities	$5,074	$4,753

Book value per share	$54.13	$50.13
Impact of adjustment to exclude net unrealized gains on fixed maturities	(8.68)	(9.19)
Book value per share, excluding net unrealized gains on fixed maturities	$45.45	$40.94
(1) Calculated using average shareholders' equity for the measurement period.

CONTINUING INSURANCE OPERATIONS—comparing Q1 2019 with Q1 2018:

Life insurance accounted for 73% of the Company’s insurance underwriting margin for the quarter and 70% of total premium revenue.

Health insurance accounted for 26% of Torchmark’s insurance underwriting margin for the quarter and 30% of total premium revenue.

Net sales of life insurance increased 4%, while net health sales increased 2%.

INSURANCE PREMIUM REVENUE
(Dollar amounts in millions)
(Unaudited)

	Quarter Ended
	March 31, 2019	March 31, 2018	% Chg.
Life insurance	$624.3	$598.3	4
Health insurance	266.7	251.8	6
Total	$891.0	$850.1	5

INSURANCE UNDERWRITING INCOME
(Dollar amounts in millions, except per share data)
(Unaudited)

Insurance underwriting margin is management’s measure of profitability of its life, health, and annuity segments’ underwriting performance, and consists of premiums less policy obligations, commissions and other acquisition expenses. Insurance underwriting income is the sum of the insurance underwriting margins of the life, health, and annuity segments, plus other income, less insurance administrative expenses. It excludes the investment segment, parent company expense and income taxes. Management believes this information helps provide a better understanding of the business and a more meaningful analysis of underwriting results by distribution channel. Insurance underwriting income, a non-GAAP measure, is a component of net operating income, which is reconciled to net income in the Financial Summary section above.

	Quarter Ended
	March 31, 2019	% of Premium	March 31, 2018	% of Premium	% Chg.
Insurance underwriting margins:
Life	$169.8	27	$154.8	26	10
Health	61.5	23	58.0	23	6
Annuity	2.4		2.6
	233.8		215.5		9
Other income	0.2		0.3
Administrative expenses	(59.2)		(55.5)		7
Insurance underwriting income	$174.8		$160.3		9
Per share	$1.56		$1.37		14

Administrative Expenses were $59 million, up 7% from the year-ago quarter. The ratio of administrative expenses to premium was in line with expectations at 6.6%, compared with 6.5% for the year-ago quarter.

Life Insurance Results by Distribution Channel
(Dollar amounts in millions)
(Unaudited)

Total premium, underwriting margins, first-year collected premium and net sales by all distribution channels are shown at www.torchmarkcorp.com on the Investors page at "Financial Reports."

Life Underwriting Margin
	Quarter Ended
	March 31,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
American Income Exclusive Agency	$93.3	33	$84.9	32	10
Globe Life Direct Response	37.4	17	33.5	16	11
Liberty National Exclusive Agency	18.0	25	16.4	24	10
Other	21.2	39	20.0	37	6
Total	$169.8	27	$154.8	26	10

Life Premium
	Quarter Ended
	March 31,
	2019	2018	% Chg.
American Income Exclusive Agency	$281.8	$262.5	7
Globe Life Direct Response	217.6	211.8	3
Liberty National Exclusive Agency	70.7	69.6	2
Other	54.2	54.4	—
Total	$624.3	$598.3	4

Life Net Sales(1)
	Quarter Ended
	March 31,
	2019	2018	% Chg.
American Income Exclusive Agency	$57.6	$55.1	4
Globe Life Direct Response	32.4	32.2	1
Liberty National Exclusive Agency	12.3	11.4	8
Other	3.1	2.7	16
Total	$105.3	$101.3	4

(1) Net Sales (health and life), a statistical performance measure, is calculated as the annualized premium issued, net of cancellations in the first 30 days after issue, except in the case of Globe Life Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired.

Health Insurance Results by Distribution Channel
(Dollar amounts in millions)
(Unaudited)

Health Underwriting Margin
	Quarter Ended
	March 31,
	2019		2018
	Amount	% of Premium	Amount	% of Premium	% Chg.
Family Heritage Exclusive Agency	$17.7	25	$15.5	23	14
United American Independent Agency	15.9	15	15.4	16	3
American Income Exclusive Agency	12.8	53	11.8	52	8
Liberty National Exclusive Agency	12.0	25	12.0	24	—
Direct Response	3.2	16	3.2	17	(1)
Total	$61.5	23	$58.0	23	6

Health Premium
	Quarter Ended
	March 31,
	2019	2018	% Chg.
Family Heritage Exclusive Agency	$71.3	$66.2	8
United American Independent Agency	102.9	94.3	9
American Income Exclusive Agency	24.1	22.7	6
Liberty National Exclusive Agency	48.2	49.2	(2)
Direct Response	20.3	19.4	4
Total	$266.7	$251.8	6

Health Net Sales(1)
	Quarter Ended
	March 31,
	2019	2018	% Chg.
Family Heritage Exclusive Agency	$13.0	$13.5	(3)
United American Independent Agency	14.9	14.2	5
American Income Exclusive Agency	3.9	3.4	15
Liberty National Exclusive Agency	5.6	5.0	12
Direct Response	1.1	1.6	(27)
Total	$38.5	$37.6	2

(1) Net Sales (health and life), a statistical performance measure, is calculated as the annualized premium issued, net of cancellations in the first 30 days after issue, except in the case of Globe Life Direct Response where net sales is annualized premium issued at the time the first full premium is paid after any introductory offer period has expired.

Agent Producing Count
(Unaudited)

	Average Producing Agent Count					End of Quarter Agent Count
	Quarter Ended					Quarter Ended
	March 31,			Dec. 31,		March 31,			Dec. 31,
	2019	2018	% Chg.	2018	% Chg.	2019	2018	% Chg.	2018	% Chg.
American Income Exclusive Agency	6,865	6,780	1	6,936	(1)	7,233	6,947	4	6,894	5
Liberty National Exclusive Agency	2,179	2,087	4	2,172	—	2,297	2,224	3	2,159	6
Family Heritage Exclusive Agency	1,002	988	1	1,129	(11)	1,020	1,026	(1)	1,097	(7)

INVESTMENTS

EXCESS INVESTMENT INCOME
(Dollar amounts in millions, except per share data)
(Unaudited)
Management uses excess investment income as the measure to evaluate the performance of the investment segment. It is defined as net investment income less both the required interest attributable to net policy liabilities and the interest on debt. We also view excess investment income per diluted common share as an important and useful measure to evaluate performance of the investment segment as it takes into consideration our stock repurchase program.

	Quarter Ended
	March 31,
	2019	2018	% Chg.
Net investment income	$226.7	$218.1	4
Required interest:
Interest on net policy liabilities(1)	(139.8)	(134.5)	4
Interest on debt	(21.3)	(21.6)	(2)
Total required interest	(161.1)	(156.1)	3
Excess investment income	$65.6	$61.9	6
Per share	$0.58	$0.53	9
(1) Interest on net policy liabilities is a component of total policyholder benefits (a GAAP measure).

Net investment income increased 4%, while average invested assets increased 5%. Required interest on net policy liabilities increased 4%, while average net policy liabilities increased 3%. The weighted average discount rate for the net policy liabilities was 5.6% and in line with the year-ago quarter.

Investment Portfolio

The composition of the investment portfolio at book value at March 31, 2019 is as follows:

	$	% of Total
Fixed maturities at fair value(1)	$17,224	95%
Policy loans	555	3
Other long-term investments(2)	232	1
Short-term investments	126	1
Total	$18,137	100%
(1) Fixed maturities at amortized cost as of March 31, 2019 were $16.0 billion.
(2) Includes investments accounted for under the fair value option at amortized cost of $113 million (fair value of $119 million) as of March 31, 2019.

Fixed maturities at amortized cost by asset class as of March 31, 2019 are as follows:

	Investment Grade	Below Investment Grade	Total
Corporate bonds	$13,349	$599	$13,948
Municipals	1,426	—	1,426
Government-sponsored enterprises	328	—	328
Government and agencies	82	—	82
Collateralized debt obligations	—	57	57
Residential mortgage-backed securities	1	—	1
Other asset-backed securities	131	14	146
Total	$15,317	$671	$15,988

The market value of Torchmark’s fixed maturity portfolio was $17.2 billion compared with amortized cost of $16.0 billion. Net unrealized gains were comprised of gross unrealized gains of $1.4 billion and gross unrealized losses of $205 million.

Torchmark is not a party to any derivatives contracts, including credit default swaps, and does not participate in securities lending.

At amortized cost and market value, 96% of fixed maturities were rated “investment grade.” The fixed maturity portfolio earned an annual effective yield of 5.53% during the first quarter of 2019, compared to 5.58% in the year-ago quarter.

Acquisitions of fixed maturity investments during the quarter totaled $451 million at cost. Comparable information for acquisitions of fixed maturity investments is as follows:

	Fixed Maturity Acquisitions
	Quarter Ended
	March 31,
	2019	2018
Average annual effective yield	4.9%	4.5%
Average rating	A+	A
Average life (in years) to:
Next call	19.5	14.8
Maturity	28.2	23.4

SHARE REPURCHASE:

During the quarter, the Company repurchased 1.1 million shares of Torchmark Corporation common stock at a total cost of $89 million for an average share price of $81.32.

LIQUIDITY/CAPITAL:

Torchmark's operations consist primarily of writing basic protection life and supplemental health insurance policies which generate strong and stable cash flows. Capital at the insurance companies is sufficient to support operations.

Torchmark’s intent is to manage the consolidated Company Action Level Risk Based Capital (RBC) ratio of its subsidiaries to a range of 300% to 320%. At the end of 2018, the RBC ratio was 326%. At 326%, the Company has $129 million more capital than would be required for an RBC ratio of 300%.
EARNINGS GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2019:

Torchmark projects that net operating income per share will be in the range of $6.61 to $6.75 for the year ending December 31, 2019.

NON-GAAP MEASURES:

In this news release, Torchmark includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Torchmark's definitions of non-GAAP measures may differ from other companies' definitions. More detailed financial information including various GAAP and non-GAAP measurements are located at www.torchmarkcorp.com on the Investors page under “Financial Reports.”

CAUTION REGARDING FORWARD-LOOKING STATEMENTS:

This press release may contain forward-looking statements within the meaning of the federal securities laws. These prospective statements reflect management’s current expectations, but are not guarantees of future performance. Accordingly, please refer to Torchmark’s cautionary statement regarding forward-looking statements, and the business environment in which the Company operates, contained in the Company’s Form 10-K for the year ended December 31, 2018, and any subsequent Forms 10-Q on file with the Securities and Exchange Commission and on the Company’s website at www.torchmarkcorp.com on the Investors page. Torchmark specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments or otherwise.

EARNINGS RELEASE CONFERENCE CALL WEBCAST:

Torchmark will provide a live audio webcast of its first quarter 2019 earnings release conference call with financial analysts at 11:00 am (Eastern) tomorrow, April 18, 2019. Access to the live webcast and replay will be available at www.torchmarkcorp.com on the Investors/Calls and Meetings page, at the Conference Calls on the Web icon. Immediately following this press release, supplemental financial reports will be available before the conference call on the Investors page menu of the Torchmark website at “Financial Reports.”

For additional information contact:	Mike Majors Executive Vice President Torchmark Corporation 3700 South Stonebridge Dr. P. O. Box 8080 McKinney, Texas 75070-8080 Phone: 972-569-3627 tmkir@torchmarkcorp.com Website: www.torchmarkcorp.com

APPENDIX

TORCHMARK CORPORATION
GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollar amounts in millions, except per share data)

	Three Months Ended March 31,
	2019	2018
Revenue:
Life premium	$624	$598
Health premium	267	252
Total premium	891	850
Net investment income	227	218
Realized gains (losses)	1	2
Other income	—	—
Total revenue	1,119	1,070

Benefits and expenses:
Life policyholder benefits	410	401
Health policyholder benefits	170	161
Other policyholder benefits	8	9
Total policyholder benefits	588	570
Amortization of deferred acquisition costs	136	130
Commissions, premium taxes, and non-deferred acquisition costs	73	70
Other operating expense	73	67
Interest expense	21	22
Total benefits and expenses	891	858

Income before income taxes	228	213
Income tax benefit (expense)	(43)	(39)
Income from continuing operations	185	174
Income (loss) from discontinued operations, net of tax	—	—
Net income	$185	$174

Basic net income per common share	$1.68	$1.52

Diluted net income per common share	$1.65	$1.49